EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, executed this 4th day of December, 2002 and except as specified herein, is effective as of the Effective Date, is entered into by and between REGENETECH, INC., a Texas corporation (the "Regenetech"), and ROBERT PARKER, an individual ("Parker").

          1.0        RECITALS
                     --------

     1.1 Regenetech and Parker have previously entered into that certain Consulting Agreement dated as of November 3rd, 2002 (the "Prior Agreement").

     1.2 As of the Effective Date, the Prior Agreement constituted the entire understanding between Regenetech and Parker.

     1.3 Regenetech and Parker desire to enter into this Employment Agreement upon the terms and conditions set forth herein, and supersede the Prior Agreement upon the effectiveness hereof.

     1.4 Regenetech and Parker also desire to maintain Regenetech's confidential and proprietary trade secrets by entering into the Confidentiality Agreement contemporaneously herewith.

     NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the parties hereto agree as follows:

2.0     DEFINITIONS
        -----------

     2.1     AGREEMENT: "Agreement" shall mean this Employment Agreement.

     2.2 BUSINESS OF REGENETECH: "Business of Regenetech" shall mean adult stem cell research and the marketing of adult stem cell intellectual property.

          2.3 CONFIDENTIALITY AGREEMENT: "Confidentiality Agreement" shall mean that certain Confidentiality and Non-Disclosure Agreement by and between the Regenetech and Parker entered into concurrently herewith.

     2.4 CORPORATION: "Corporation' shall mean Regenetech, Inc., a Texas corporation.

     2.5 COVENANT TERRITORY: "Covenant Territory" shall mean every city or county in the United States.

     2.6 COVENANT TERM: "Covenant Term" shall mean a period beginning on the Effective Date and ending when Parker is no longer receiving Base Salary or any other options or benefits under this agreement.

     2.7 DISABILITY: "Disability" shall mean a determination by the Board of Directors of Regenetech that, due to physical or mental illness, Parker is unable to perform his customary duties hereunder for a period in excess of (i) ninety (90) consecutive days, or (ii) one hundred twenty (120) days in any consecutive twelve (12) month period.

     2.8     DISCHARGE FOR CAUSE: "Discharge for Cause' shall mean:
(a) A violation or termination of employment for proven embezzlement, intoxication or illegal drug use which materially interferes with job performance,
(b) Absenteeism in excess of two (2) times normal corporate policy, wrongful disclosure of the Regenetech's Confidential Information (including but not limited to violation of the Confidentiality Agreement),
(c)     Gross insubordination,
(d) Violation of any laws materially affecting the company, including, but not limited to, state and federal securities laws, the Sarbanes-Oxley Act, sexual harassment laws, illegal discrimination laws arrest or indictment for a felony, engaging in conduct adverse to the corporation, breach of common law duties to the corporation such as loyalty, usurpation of business opportunity,
(e)     Breach of any provisions of this agreement,
(f) Receipt of any rebate, kickback or other remuneration or consideration from any party that conducts business with Regenetech,
(g) Failure to perform competently, in the Board's sole discretion, the customary duties of those positions specified in this agreement for businesses similar to the Business of Regenetech.

           2.9     EFFECTIVE DATE: "Effective Date' shall mean December 4, 2002.

     2.10    PARKER: "Parker" shall mean ROBERT PARKER, an individual.

     2.11     REGENETECH: "Regenetech" shall mean Regenetech,
Inc,  a  Texas  corporation.

     2.12 EMPLOYMENT AGREEMENT: "Employment Agreement" shall mean this Employment Agreement dated December 4th , 2002 including all amendments thereto, by and among Regenetech and Parker.

     2.13 OPTION: "Option" shall mean the stock options granted under the terms of this agreement.

     2.13 PRIOR AGREEMENTS: "Prior Agreements" shall mean the Consulting Agreement entered into between the parties dated November 3rd, 2002.

     2.14 TERMINATION WITHOUT CAUSE: "Termination Without Cause" shall mean any of the following:

(a) Termination of Parker's services during the term of this Agreement for reasons other than Discharge for Cause;

      (b) Repeated gross harassment, malicious ridicule, or malicious statements that repudiate the integrity or professional standing of Parker in a manner that materially impairs Parker's performance of Parker's duties hereunder. In the case of any of the foregoing, Parker shall provide Regenetech with written notice of the foregoing items to provide Regenetech with an opportunity to investigate and rectify it. Regenetech shall have thirty (30) days to cure such items, and no "Termination Without Cause" shall occur until the expiration of such period without action by Regenetech.

     Termination initiated by Parker by reason of Paragraphs (b) shall constitute "Termination Without Cause".

3.0     EMPLOYMENT
        ----------

     Regenetech hereby employs Parker as of the Effective Date, and Parker hereby accepts employment with Regenetech, upon the terms and conditions contained in this Agreement.

4.0     CAPACITIES AND DUTIES
        -----------------------

     4.1 Parker is hereby employed in the capacity of President of Regenetech, rendering such services and having such managerial and other duties and responsibilities usual to executive management as may be assigned to Parker from time to time by the Board of Directors of the Regenetech.

     4.2 Parker shall render these services as determined by the Regenetech at 1200 Smith Street, Houston, Texas or at such other home office for senior executives as Regenetech may designate from time to time.

     4.3 Regenetech may also cause Parker to be elected to Regenetech's Board of Directors, and/or be appointed Vice-Chairman of the board, but it shall not entitle Parker to any additional compensation hereunder.

     4.4 Parker agrees to devote his best efforts and exclusive time to rendering services to Regenetech. Parker is specifically restricted from being employed by any other corporation while under the employ of Regenetech pursuant to the terms and conditions of this Agreement without prior written approval of the Board of Directors of Regenetech.

     4.5 If Parker engages in other work activities in breach of the exclusivity provisions of this Section, for compensation or other consideration, or receives ancillary compensation for activities associated with his employment with Regenetech from sources unrelated to Regenetech, it shall be grounds for immediate Discharge for Cause and abatement of all accrued and unpaid bonuses, commissions, deferred compensation, stock option rights and other benefits.

5.0     INTERIM CONVENANTS
        -------------------

     5.1 Until the Effective Date, as an inducement for Regenetech's entry into this Agreement, Parker agrees that the Prior Agreements shall remain in full force and effect pursuant to the terms thereof

     5.2 On the Effective Date, the Prior Agreements shall be superseded by this Agreement and have no further force or effect.

6.0     TERM
        ----

     6.1 Subject to the rights of parties to prior termination and Regenetech's right to extend Parker's employment under the terms hereof, the term of this Agreement shall be three (3) years commencing on the Effective Date.

     6.2     This Agreement shall terminate upon the following events:

     (a)     Parker's death;

     (b)     Parker's Disability; or

     (c) Regenetech so electing. If Parker is discharged without cause, he shall be paid one-year's compensation according to Regenetech's normal employee payment schedule. However, payments shall cease if Parker breaches any portion of the confidentiality or non-compete provisions of this agreement during that time.

     6.3 Upon the expiration of this Agreement for any reason, this Agreement may be extended at Regenetech's option for up to four (4) additional one (1) year periods. If Regenetech so specifies, Parker shall continue to serve in one of the capacity he was serving in at the time during any extension period. In such case, Parker shall continue to be entitled to all benefits under this Agreement, including but not limited to all benefits and stock options. Any extensions shall occur separately on each anniversary date following the original expiration date by Regenetech's provision of written notice to Parker, at least thirty (30) days prior to the expiration date, of Regenetech's intent to extend this Agreement for one (1) year. If Parker is terminated, and as a result of such termination is entitled to severance pay under Section 7.6 hereof, any extension under this Section 6.3 shall take effect at the end of the period for which Parker is entitled to severance pay, and the required notice hereunder shall occur at least thirty (30) days prior to the expiration of such period. Regenetech and Parker acknowledge that one of the purposes of Regenetech's extension option is to give Regenetech the benefit of Parker's skills, advice, and experience, even if, during the period of any extension options, Parker is not serving in a full time or other designated capacity. If Parker terminates employment for any reason, and Regenetech exercises the option granted herein but specifies that Parker's duties shall no longer involve serving Regenetech in a designated capacity, Regenetech's sole obligation to Parker shall be to pay Parker the Base Salary provided in Section 7.1, in accordance with Regenetech's normal payroll practices, and to provide Parker with medical benefits. If Regenetech exercises its option to extend and specifies that Parker's duties shall no longer include serving Regenetech in a designated capacity, Parker will remain reasonably available for consultation to Regenetech, and agrees to protect Regenetech's trade secrets in accordance with the provisions of the Confidentiality Agreement. In such circumstances, Parker shall be entitled to engage in activities that would otherwise breach Section
4.4 hereof so long as such activities do not violate the provisions of Section
11.0 hereof. For purposes hereof, Regenetech shall not be obligated to render more than fifty (50) hours of service to Regenetech each month, nor more than six hundred (600) hours of services in the aggregate per year. Further, if Regenetech exercises its rights to extend following a Discharge With or Without Cause or if there is no Discharge With or Without Cause but Regenetech specifies that Parker's duties shall no longer include serving Regenetech in a designated capacity, Parker shall not be deemed to be "employed" by Regenetech during the period of any employment extensions solely for purposes of determining Parker's rights under any stock options. Notwithstanding the foregoing, if Parker is Discharged Without Cause, Parker shall have one (1) year beyond the effective date of such discharges to exercise all options and such options shall continue to vest in accordance with their terms until such one (1) year period expires. If Parker is discharged for Cause, all unexercised options shall immediately cease and be void.

     6.4 Parker may terminate this Agreement prior to the expiration of its term only if Regenetech breaches any of its material covenants or obligations hereunder. In such circumstances, Parker shall provide Regenetech with written notice, specifying Regenetech alleged breach, at least thirty (30) days prior to Parker's termination. Said termination will take effect only if Regenetech fails to cure or correct the breach specified in Parker's written termination notice within thirty (30) days of Regenetech's receipt thereof. Even in the case of a breach by Regenetech, Regenetech may exercise the extension options provided in
Section 6.3. Further, if Parker terminates this Agreement under circumstances constituting a "Termination Without Cause" that entitles Parker to severance pay under Section 7.6 hereof, Regenetech's extension option under Section 6.3 shall take effect only after the expiration of the period for which Parker is entitled to severance pay under Section 7.6, with Regenetech's notice of any extension to be provided to Parker at least thirty (30) days prior to the expiration of the period for which Parker is entitled to severance benefits.

     6.5 Regenetech may unilaterally terminate this Agreement in the following circumstances:

     (a) Upon a Discharge for Cause, which shall take effect immediately upon Regenetech's written notification to Parker, outlining the reasons for cause. For Discharges for Cause under Section 2.8, Parker shall not be entitled to any further compensation or benefits under this Agreement beyond the effective date of the Discharge for Cause. In such circumstances, Parker shall be entitled to retain any stock already obtained pursuant to an option or otherwise, but any unvested or unexercised stock options granted to Parker shall immediately and automatically terminate.

7.0    BASE COMPENSATION AND NORMAL BENEFITS
      --------------------------------------

For the service of Parker, the Regenetech agrees to pay to Parker compensation as follows:

     7.1 Base Salary: Annual base compensation of eighty five thousand dollars ($85,000.00) per year, paid according to the general payroll practices of Regenetech as it exists from time to time. At such time as EMPLOYER receives the total amount of $5,000,000 in funding, President's salary shall be increased to $120,000 per year.

7.2     Annual Bonus:
        -------------

     (a) In addition to other compensation payable hereunder, Regenetech's Board of Directors may, in its sole and absolute discretion, grant Parker an annual bonus for each calendar year (or portion thereof in the case of a period of less than twelve (12) months) during the term hereof. If granted, Regenetech shall pay any bonus to Parker promptly after the first meeting of the Regenetech's Board of Directors following the previous calendar year, but in no case later than December 31st of each year beginning December 31, 2003.

     (b) In addition to the bonus delineated in Paragraph (a), if there is a pool of bonuses for all senior executives of the Regenetech, Parker shall be included in said pool. The amount of the bonus from said pool payable to Parker, if any, shall be determined in the sole discretion of the Board of Directors. However, if the Board of Directors authorizes payments out of the pool to other senior executives who have been employed for at least a full year by Regenetech, Parker shall receive an amount from the bonus pool that is at least equal to the lowest bonus paid to other senior executives out of the pool.

     7.3 Reasonable Expenses: Regenetech shall pay or reimburse Parker for any reasonable expenses incurred by Parker in the business of the Regenetech for the promotion of its business, on the basis consistent with policies and guidelines approved by the Board of Directors of Regenetech and in effect from time to time; provided, however, that in any event the following expenses shall be borne by the Regenetech:

     (a) Regenetech will pay or will reimburse Parker for an automobile used primarily in business travel by Parker on behalf of the Regenetech.

     (b) Regenetech will pay or will reimburse Parker for the cost of insurance, maintenance, repairs, and operating expenses reasonably and actually incurred on behalf of the Regenetech in connection with said automobile and for the business-related car phone usage in the same.

     (c) Regenetech will pay or will reimburse Parker for monthly or other periodic (non-initiation) fees and dues for Parker's membership in and other business-related charges reasonably and actually incurred by Parker for business promotion and entertainment providing it has been approved in writing by the Board prior to the expenses being incurred.

     (d)     Regenetech will not pay for Parker's tax preparation.

     7.4 ADDITIONAL BENEFITS: Parker shall have the right to participate in any medical, vision, dental, life (including accidental death and dismemberment) and long-term disability group insurance plans or similar Parker benefit plans now in effect or hereinafter established or ratified by the Regenetech's Board of Directors for the benefit of managerial or salaried Parkers for so long as such plan is maintained in effect for the benefit of such Parkers, with Parker's participation or share therein being determined by the terms, provisions, and requirements of the respective plans as in effect from time to time; provided, however, that notwithstanding the foregoing provisions of this Section 7.0, the following provisions will apply:

          a) The cost of Parker's coverage under the group insurance plans and additional benefits mentioned in Subsection 7.4 above, as well as the coverage of Parker's spouse and dependent minor children under the medical and dental group insurance plans, will be borne by Regenetech.


7.5     VACATION
        --------

     (a) After the first six months of employment hereunder, Parker shall be entitled to vacation on an annual basis for three (3) weeks; provided, however, that upon termination of employment hereunder Parker shall be entitled to compensation for accrued vacation and time in excess of the number of days of vacation that Parker accrued during his last twelve (12) months of employment with the Regenetech and which has not been used.

     (b) Notwithstanding the preceding, should Parker be Terminated Without Cause before the first anniversary date of the Effective Date, then Parker shall be entitled to three (3) weeks pay in lieu of any accrued vacation.

     7.6 SEVERANCE: In the event Parker is Terminated Without Cause during the first two (2) years of the initial three (3) year term, Regenetech shall pay Parker compensation equal to one (1) year's Base Salary, plus medical benefits under Section 7.4.

8.0     STOCK  OPTIONS
        --------------

8.1 Regenetech and Parker agree that the granting of options cannot be accomplished at the execution of this agreement because of a lack of clarification of income tax issues. Regenetech and Parker agree to use their best efforts to reach an agreement as soon as possible wherein Parker obtains options with the following milestones:
A. Option A to be an option for 100,000 shares of Regenetech stock upon filing an SB-2 registration application with the SEC.
B. Option B to be an option for 100,000 shares of Regenetech stock upon approval of the SB-2 registration by SEC.
C. Option C to be an option for 100,000 shares of Regenetech stock when the first $5,000,000 has been received for sale of shares of Regenetech stock.
D. Option D to be an option for 100,000 shares of Regenetech stock upon Regenetech receiving its first $10,000 in licensing or product sales revenue.
E. Option E to be an option for 100,000 shares of Regenetech stock upon Regenetech receiving its first $500,000 in licensing or product sales revenue.

        8.2 Regenetech and Parker agree that although they will use their best efforts to reach an agreement with respect to stock options, no such options shall exist or invest until such an agreement is reached, reduced to writing, and executed by both Regenetech and Parker.


9.0     PARKER LOANS
        -------------

     9.1  Regenetech shall not make any loans to Parker.

10.0     PROTECTION AGAINST DISCLOSURE OF CONFIDENTIAL_INFORMATION
         -------------------------------------------------------------


     10.1 ACCESS TO CONFIDENTIAL INFORMATION: Parker recognizes and acknowledges that he has had and have access to certain Confidential Information of the Regenetech and that such information constitutes valuable, special and unique property of the Regenetech.

     10.2 CONFIDENTIALITY AGREEMENT: Concurrent with the execution of this Agreement, Parker will enter into that certain Confidentiality Agreement which sets forth the Agreement of Regenetech and Parker regarding Confidential Information.

     10.3 CONDITION PRECEDENT: Parker acknowledges that but for his entering into the Confidentiality Agreement, Regenetech would not have entered into this Agreement.

     10.4 BREACH OF CONFIDENTIALITY AGREEMENT: Parker and Regenetech agree that a breach under the Confidentiality Agreement shall constitute a breach of this Agreement and shall give rise to a Discharge for Cause.

     10.5 PROPERTY OF REGENETECH: All records, forms, supplies or reproduced copies, provided and furnished by Regenetech to Parker, or obtained by Parker during the performance of his services under this Agreement, whether written, oral or in electronic or computer format, and/or the Prior Agreements shall remain the property of the Regenetech and shall be accounted for and returned by Parker upon demand of Regenetech. Such records, forms and supplies shall include, but not be limited to, such things as: documents; interoffice memos; records, any correspondence, regardless of the author; notebooks; client lists; or any such other supplies provided by the Regenetech. It is expressly understood that Parker's license to the possession of said records, forms or supplies, or any copies thereof, are to fulfill his obligations to the Regenetech under this Agreement and/or the Prior Agreements, and he has no other right or proprietary interest in those documents.

11.0         RESTRICTIVE COVENANT NOT TO COMPETE
             ---------------------------------------

     11.1 COVENANT: During the period of time any payments are being made by Regenetech, its successors, or assigns, under this Agreement, Parker shall not engage in or participate in the Business of the Regenetech, directly or indirectly, as a partner, shareholder, officer, director, Parker, consultant, independent contractor, agent or otherwise, within the Covenant Territory, other than by working for Regenetech, or its successors or assigns.

     11.2 AFFILIATION: Parker agrees that during the Covenant Term, he will not, directly or indirectly, individually or together or through any affiliate or other firm, request, advise, solicit, entice, persuade, induce, approach or counsel or attempt to request, advise, solicit, entice, persuade, induce, approach, or counsel any employee, insurance broker, insurance agent, reinsurer, reinsurance broker, insured, client or customer of Regenetech to withdraw, curtail, cancel, terminate, alter or refrain from extending or renewing any contractual or other relationship of such employee, insurance broker, insurance agent, reinsurer, reinsurance broker, insured, client, or customer of Regenetech or, where such a relationship with the Regenetech is one of an exclusive nature, to commence a similar or substantially similar relationship with the company, or any of his affiliates, or any competitor of the Regenetech in the Covenant Territory. In addition, Parker agrees that, if his employment is terminated during the Covenant Term, he will not, directly or indirectly, individually or together or through any affiliate or other firm, employ or attempt to employ any of the Regenetech's employees or induce or encourage any of the Regenetech's employees to seek or take employment other than with Regenetech

     11.3 FAILURE TO COMPLY: Parker's failure to comply with the provisions of this Section 11.0 shall give Regenetech the right (in addition to all other remedies Regenetech may have) to terminate any benefits or compensation to which Parker may be otherwise entitled, following termination of his employment hereunder. Parker's obligations pursuant to this Section 11.0 shall be excused during such time that Parker has performed his obligations under this Agreement and Regenetech has failed to pay Parker the consideration owed to him, pursuant to this Agreement, in addition to all the rights Parker may have with respect to such breach by the Regenetech.

     11.4 ENFORCEABILITY: If any provisions of this Section 11.0 as applied to any party or circumstances, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision and any other circumstances, or the validity or enforceability of this Agreement. If any provision of this Section 11.0, or any part thereof, is held to be unenforceable, the court making such determination shall have the power to modify and reform such provisions so that the restriction imposed thereby is no greater than what would otherwise be permissible under the applicable law.

     11.5 SEPARATE COVENANTS: The parties hereto agree that the duration and area for which the covenants set forth herein is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to the extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and to the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county where this covenant is intended to be effective.

     11.6 EQUITABLE RELIEF: Parker represents that due to his education and qualifications and the significant consideration which he will receive pursuant to this Agreement, his ability to earn a livelihood would not be impaired if Regenetech is granted equitable relief to enforce the obligations set forth in this Agreement.

     11.7 EXTENSION OF COVENANT TERM: The term of the covenant provided for in this Section 11.0 shall be extended by any period for which Regenetech, in its sole discretion, elects to extend the term of Parker's employment, as provided in Section 6.3 hereof.

              12.0      RELEASE OF CLAIMS
                        -------------------

     12.1 Upon the Effective Date, Regenetech, does hereby for its self, and for its agents, current or former employees, representatives, attorneys, legal successors and assigns, officers, directors and shareholders, expressly release and absolutely and forever discharge Parker, and Parker's respective agents, representatives, attorneys, legal successors and assigns, of and from any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatever, whether known or unknown at the Effective Date, suspected or unsuspected, which Regenetech, has at the Effective Date, own or hold, or at any time prior to the Effective Date ever had, owned or held, or could, shall or may after the Effective Date have, own or hold against Parker based upon, related to or by reason of any contract, express, implied in fact or implied by law, lien, liability, matter, cause, fact, thing, act or omission whatsoever occurring or existing; provided, however, that such release shall not relieve any obligation of Parker arising pursuant to this Agreement or the Confidentiality Agreement.

     12.2 Upon the Effective Date, Parker does hereby for himself, and for his agents, representatives, attorneys, legal successors and assigns, expressly release and absolutely and forever discharge Regenetech and each of Regenetech's respective agents, current or former employees, representatives, attorneys, legal successors and assigns, officers, current and former directors and shareholders, of and from any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses, liens, actions anti causes of action of every kind and nature whatever, whether known or unknown at the Effective Date, suspected or unsuspected, which Parker has, at the Effective Date, owns or holds, or at any time prior to the Effective Date ever had, owned or held, or could, shall or may after the Effective Date have, own or hold against and Regenetech, related to or by reason of any contract, express, implied in fact or implied by law, lien, liability, matter, cause, fact, thing, act or omission whatsoever occurring or existing; provided, however, that such release shall not relieve the Regenetech's obligations arising pursuant to this Agreement.

    12.3 The parties expressly agree and acknowledge to one another that they are familiar with Texas law with respect to a General Release.

INITIALS:

_____________         _____________
     Parker           Regenetech

13.0     WAIVER
         ------

     The failure of the Regenetech and Parker at any time to demand strict performance by the other of any terms, covenants or conditions set forth herein, shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of said terms, covenants and conditions

14.0     SIGNIFICANCE OF HEADINGS
         --------------------------

     Section and Subsection headings contained herein are solely for the purpose of convenience, and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in the case of any question with respect to the construction of this Agreement, it is to be construed as though section and subsection headings have been omitted.

15.0     REGENETECH/PARKER RELATIONSHIP
         -------------------------------

     This Agreement shall specifically include any Regenetech/Parker relationship. Regenetech shall be responsible for withholding the appropriate taxes and paying the appropriate taxes and other assessments on Parker, pursuant to the regulations promulgated by the related governmental agencies.

16.0     ENTIRE AGREEMENT
         -----------------

     16.1 SOLE AGREEMENT: This Agreement (including any attachments and EXHIBITS hereto) contains the parties' sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements between them.

     16.2     NO OTHER REPRESENTATIVES: The parties
acknowledge and agree that no party has made any representations (a) concerning the subject matter hereof, or (b) inducing the other party to execute arid deliver this Agreement, except those representations specifically referenced herein. The parties have relied on their own judgment in entering into this Agreement.

      16.3 NO RELIANCE: The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect. No party has relied on any such statements or representations in dealing with the other(s).

17.0     COOPERATION AND FURTHER ACTIONS
         ----------------------------------

     The parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement.

18.0     NO MODIFICATIONS OR WAIVERS
         ------------------------------

     18.1 MUST BE WRITTEN: Waivers or modifications of this Agreement, or of any covenant, condition, or limitation contained herein, are valid only if in writing. Such writing must be duly executed by the parties.

     18.2 NO USE AS EVIDENCE: One or more waivers or modifications of any covenant, term or condition in this Agreement by any party shall not be construed by any other party as a waiver or modification applicable to any subsequent breach of the same covenant, term or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or a party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

19.0     JOINT PREPARATION
         ------------------

     The parties to this Agreement have been represented by competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party under the presumptions of Texas law, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

20.0     SPOUSAL CONSENT
         ----------------

     By executing this Agreement, Parker represents and warrants that he has secured the permission and consent of his spouse to enter into this Agreement and fully perform his respective obligations hereunder. Parker has obtained the signature of his spouse on the Spousal Consent attached hereto as EXHIBIT A.

21.0     PROFESSIONAL FEES
         ------------------

     If a lawsuit or other proceedings are instituted by any party to enforce any of the terms or conditions of this Agreement against any other party hereto, the prevailing party in such litigation or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' and other professional fees (including but not limited to expert witness fees) and court costs or costs of such other proceedings as may be fixed by any court of competent jurisdiction, or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award.

22.0     BINDING UPON SUCCESSORS
         -------------------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

23.0     ARBITRATION  OF  DISPUTES
         -------------------------

     In the event of any dispute under or relating to the terms of this Agreement, or breach thereof, it is agreed that the same shall be submitted to mediation. If a dispute regarding this Agreement cannot be resolved by mutual agreement, Regenetech and Parker shall attempt to resolve the dispute in good faith by submitting it to mediation in accordance with the CPR Mediation Procedure used by the CPR Institute for Dispute Resolution (www.www.cpradr.org). Unless otherwise agreed, the parties will select a mediator from the CPR Panel of Distinguished Neutrals, and the mediation shall be held no later than sixty days after the date on which either party notifies the other party that it is invoking this mediation provision. Compliance with this Paragraph is a mandatory condition precedent to seeking judicial enforcement of any provision in this Agreement except: (i) in the event Cause for termination exists, although if Parker challenges the termination for Cause, he must comply with the provisions of this Paragraph as a mandatory condition precedent to filing suit; (ii) to enforce the provision allowing for the recovery of attorney's fees and expenses of litigation for a breach of this agreement; and (iii) in the event a party is required to seek injunctive relief. To the extent permitted by law, the applicable statue of limitations shall be tolled until the mediation required by this Paragraph has concluded.

24.0     SEVERABILITY
         ------------

     If any part, clause, or condition of this Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition bad not been made.

25.0     GOVERNING LAW AND VENUE
         --------------------------

     All questions concerning this Agreement, its construction, and the rights and liabilities of the parties hereto shall be interpreted and enforced in accordance with the laws of the State of Texas as applied to contracts, which are executed and performed entirely within the state. For purposes of this Agreement, sole and proper venue shall be the City of Houston, State of Texas

26.0     INTERPRETATION
         --------------

     26.1 SECTION HEADINGS: The section and subsection headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     26.2 CAPITALIZED TERMS: Except as otherwise expressly provided herein, all capitalized terms defined in this Agreement shall have the meaning ascribed to them herein.

     26.3 GENDER AND NUMBER: Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

     27.0     FACSIMILE AND EMAIL NOTICES
              ---------------------------

     For purposes hereof, delivery of written notice shall be complete upon receipt of electronic facsimile or email, provided that any facsimile or email notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile or email notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in regular mail, postage prepaid, within three (3) business days following the facsimile or email notice. Notices shall be addressed to the parties as follows:

     Regenetech:      Regenetech, Inc.
                      Attn: Donnie Rudd
                      1200 Smith Street, 16th floor
                      Houston, TX 77002
                      Phone: (713) 353-3947
                      Fax: (713) 980-6025


     Regenetech:      Regenetech, Inc.
                      Attn: Glen Odom
                      1200 Smith Street, 16th floor
                      Houston, TX 77002
                      Phone: (713) 353-3947
                      Fax:

     Parker:          Robert Parker
                      1123 Hounds Run
                      Safety Harbor, FL 34695
                      Phone: 727-791-3674
                      Fax: 727-791-6374

     Notice shall be deemed given on the date it is sent via facsimile or email. Any party may change the address to which to send notices by notifying the other party of such changes in writing in accordance with this Paragraph.



28.0     TIME OF ESSENCE
         -----------------

     The patties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach of this Agreement by the party so failing to perform.

29.0     THIRD PARTY BENEFICIARIES
         ---------------------------

     No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

30.0     COUNTERPARTS
         ------------

     This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute and be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

REGENETECH, INC.,
a Texas corporation


By: /s/ Glen Odom___________________

It's Chief Operating Officer
-------------------------------

'Regenetech"


/s/  ______________________
 --------------------------
ROBERT PARKER, an individual

"PARKER"

                              CONSENT TO AGREEMENT



I, the undersigned, am the spouse of Robert Parker. I have read the Employment

Agreement entered into on December 4th , 2002, by and among Regenetech, Inc, a Texas corporation ("Corporation") and my spouse, Robert Parker, and clearly understand the provisions thereof.

I am aware that by the provisions of said Agreement my spouse has agreed to certain provisions regarding his employment with the aforementioned Corporation, including the expiration of certain stock options according to their terms and the grant of new stock options and my community interest therein, if any, in accordance with the terms and provisions of said Agreement. I hereby approve of and consent and agree to be bound by the provisions of said Agreement, in its entirety.

DATED: December 4, 2002.


/s/__________________________
   Jennifer Parker